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                                 4,000,000 Shares(1)

                                  IMAGEX.COM, INC.

                                    Common Stock

                               UNDERWRITING AGREEMENT



                                                               ___________, 1999


Volpe Brown Whelan & Company L.L.C.
Prudential Securities, Inc.
E*Trade Securities, Inc.
As Representatives of the several Underwriters
c/o Volpe Brown Whelan & Company
One Maritime Plaza, 11th Floor
San Francisco, California 94111

Dear Sirs and Madams:

     ImageX.com, Inc., a Washington corporation (the "Company"), proposes to issue and sell 4,000,000 shares (the "Firm Shares") of its authorized but unissued Common Stock, $.01 par value (the "Common Stock"). The Company proposes to grant to the Underwriters (as defined below) an option to purchase up to 600,000 additional shares of Common Stock (the "Optional Shares" and, with the Firm Shares, collectively, the "Shares"). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

     The Company hereby confirms the agreements made with respect to the purchase of the shares by the several underwriters, for whom you are acting, named in Schedule I hereto (collectively, the "Underwriters," which term shall also include any underwriter purchasing Stock pursuant to Section 3(b) hereof). You represent and warrant that you have been authorized by each of the other Underwriters to enter into this Agreement on its behalf and to act for it in the manner herein provided.

     SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the several Underwriters as of the date hereof and as of each Closing Date (as defined below) that:

          (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-78271), including the related preliminary prospectus, for the registration under the Securities Act of 1933, as amended (the "Securities Act") of the Shares. Copies of such registration statement and of each amendment thereto, if any, including the related

------------------------
(1) Plus an option to purchase from the Company up to 600,000 additional shares to cover over-allotments.


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preliminary prospectus (meeting the requirements of Rule 430A of the rules and regulations of the Commission) heretofore filed by the Company with the Commission have been delivered to you.

     The term Registration Statement as used in this agreement shall mean such registration statement, including all exhibits and financial statements, all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission with respect to the shares (a "Rule 462(b) registration statement"), and, in the event of any amendment thereto after the effective date of such registration statement (the "Effective Date"), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any Rule 462(b) registration statement). The term Prospectus as used in this Agreement shall mean the prospectus relating to the Shares first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or if no such filing is required, as included in the Registration Statement) and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as so supplemented or amended. The term Preliminary Prospectus as used in this Agreement shall mean each preliminary prospectus included in such registration statement prior to the time it becomes effective.

     The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has caused to be delivered to you copies of each Preliminary Prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.

          (b) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and as being conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the business, business prospects, properties, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole).

          (c) The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement. The Company owns all of the outstanding capital stock of its subsidiaries free and clear of all claims, liens, charges and encumbrances, except that the Company has pledged its shares of stock of its subsidiary to secure its obligations under that certain Guaranty Agreement dated April 30, 1999, by and between the Company and Seafirst Bank. The Company and each of its subsidiaries are in possession of and operating in compliance with all material authorizations, licenses, permits, consents, certificates and orders material to the conduct of their respective businesses as described in the Prospectus, all of which are valid and in full force and effect.

          (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any materially adverse change in the business, financial projections, properties, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, other than as set forth in the Registration Statement and the Prospectus, and since such dates, except in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any material transaction not referred to in the Registration Statement and the Prospectus.

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          (e)      The Registration Statement and the Prospectus comply, and
on the Closing Date (as hereinafter defined) and any later date on which Optional Shares are to be purchased, the Prospectus will comply, in all material respects, with the provisions of the Securities Act and the rules and regulations of the Commission thereunder; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date the Prospectus did not and, on the Closing Date and any later date on which Optional Shares are to be purchased, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that none of the representations and warranties in this subparagraph shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by or on behalf of the Underwriters through you expressly for use in the Registration Statement or the Prospectus.

          (f) The Company had authorized and outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus as of the date indicated therein. The authorized capital stock of the Company has not been increased, and the number of outstanding shares of capital stock of the Company has not increased since the date of the Prospectus other than pursuant to the exercise of options or warrants exercised in the ordinary course of business. Such issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. All issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company and the related notes thereto included in the Prospectus, neither the Company nor any subsidiary had, as of the dates set forth in the Prospectus, any outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations (collectively, "Rights"). Since the dates set forth in the Prospectus, the Company has issued Rights with respect to no more than [__________] shares of its capital stock. The description of the Company's stock option, stock purchase and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required by the Securities Act and the Rules and Regulations to be shown with respect to such plans, arrangements, options and rights.

          (g) The Shares are duly authorized, will be, when issued and sold to the Underwriters as provided herein, validly issued, fully paid and nonassessable and conform to the description thereof in the Prospectus. No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein.

          (h) Prior to the Closing Date, the Shares will be authorized for listing on the Nasdaq National Market upon official notice of issuance.

          (i) The Shares will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, and will conform to the description thereof contained in the Prospectus. No preemptive right, co-sale right, registration right, right of first refusal or other similar right to subscribe for or purchase securities of the Company exists with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement. No shareholder of the Company has any right which has not

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been waived, or complied with, to require the Company to register the sale of any shares owned by such shareholder under the Securities Act in the public offering contemplated by this Agreement.

          (j) The Company has full corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium laws affecting creditors' rights generally and except as to those provisions relating to indemnity or contribution for liabilities arising under federal and state securities laws. The making and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby (i) will not violate any provisions of the Articles of Incorporation, Bylaws or other organizational documents of the Company or any of its subsidiaries, and (ii) will not materially conflict with, result in a material breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a material default under (A) any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties may be bound or affected, or (B) any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its subsidiaries or any of their respective properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body that has not already been obtained is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Securities Act, the Blue Sky laws applicable to the public offering of the Shares by the several Underwriters and the clearance of such offering with the NASD.

          (k) The consolidated and pro forma financial statements and schedules of the Company and the related notes thereto included in the Registration Statement and the Prospectus present fairly on a consolidated and pro forma basis the financial position of the Company and its subsidiaries as of the respective dates of such financial statements and schedules, and the results of operations, cash flows and shareholders' equity of the Company and its subsidiaries for the respective periods covered thereby. Such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods specified, as certified by the independent accountants named in subsection (ee) below, except as indicated in the Prospectus with respect to pro forma adjustments. No other financial statements or schedules are required to be included in the Registration Statement. The selected financial data set forth in the Prospectus under the captions "Capitalization" and "Selected Consolidated Financial Information" fairly present the information set forth therein on the basis stated in the Prospectus.

          (l) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The representations and warranties given by the Company and its officers to its independent public accountants for the purpose of supporting the letters referred to in Section 9(f) are true and correct.

          (m) Neither the Company nor any of its subsidiaries is (i) in violation or default of any provision of its Articles of Incorporation, Bylaws or other organizational documents, or (ii) in a material

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breach of or material default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and there does not exist any state of facts which, with notice or lapse of time or both would constitute such a breach or default on the part of the Company or its subsidiaries.

          (n) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described or filed as required. The contracts so described in the Prospectus are in full force and effect on the date hereof.

          (o) Except as disclosed in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is or is, to the knowledge of the Company, threatened to be made a party or of which property owned or leased by the Company or any of its subsidiaries is or is, to the knowledge of the Company, threatened to be made the subject, which actions, suits or proceedings could reasonably be expected to, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or result in a material adverse change in the business, financial projections, properties, condition (financial or otherwise), or results of operations of the Company or its subsidiaries; and no labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent which could reasonably be expected to materially adversely affect the business, financial projections, properties, condition (financial or otherwise), or results of operations of the Company or its subsidiaries. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body. Except as disclosed in the Prospectus, there are no material legal or governmental actions, suits or proceedings pending or, to the Company's knowledge, threatened against any executive officers or directors of the Company.

          (p) The Company or the applicable subsidiary has good and marketable title to all the properties and assets which are material to its business subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in the Prospectus, or (ii) those which are not material in amount to the Company and its subsidiaries, taken as a whole, and do not adversely affect the use made and proposed to be made of such property by the Company and its subsidiaries. The Company or the applicable subsidiary holds its leased properties under valid and binding leases. Except as disclosed in the Prospectus, the Company owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted.

          (q) Since the respective dates as of which information is given in the Registration Statement and Prospectus, and except as described in or specifically contemplated by the Prospectus: (i) the Company and its subsidiaries have not paid or declared any dividends or other distributions with respect to their respective capital stock and the Company and its subsidiaries are not in default in the payment of principal or interest on any outstanding debt obligations; and (ii) there has not been any material increase in the short- or long-term debt of the Company and its subsidiaries.

          (r) The Company is and its subsidiaries are conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which they are conducting business, except where the failure to be so in compliance would not have a material adverse effect on the business, financial projections, properties, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole.

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          (s)      The Company and its subsidiaries have filed all material
federal, state and foreign income and franchise tax returns, and all such tax returns are ocmplete and correct in all material respects, and the Company and its subsidiaries have not failed to pay any excise, franchise or other state corporate taxes which were payable pursuant to said returns or any assessments with respect thereto. The Company has no knowledge of any tax deficiency which has been or is likely to be threatened or asserted against the Company or its subsidiaries.

          (t) The Company has not distributed, and will not distribute prior to the later to occur of (i) completion of the distribution of the Shares, or (ii) the expiration of any time period within which a dealer is required under the Securities Act to deliver a prospectus relating to the Shares, any offering material in connection with the offering and sale of the Shares other than the Prospectus, the Registration Statement and any other materials permitted by the Securities Act and consented to by the Underwriters.

          (u) Each of the Company and its subsidiaries maintains insurance of the types and in the amounts generally deemed adequate for their business, including, but not limited to, directors' and officers' insurance, insurance covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect. The Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially adversely affect the business, financial projections, properties, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole.

          (v) Neither the Company nor any of its subsidiaries nor, to the best of the Company's knowledge, any of their employees or agents has at any time since the Company's inception (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any foreign, federal or state governmental officer or official or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

          (w) The Company has not taken and will not take, directly or indirectly, any action designed to or that could be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

          (x) Except as described in the Prospectus, all outstanding shares of Common Stock, and all securities convertible into or exercisable or exchangeable for Common Stock, are subject to agreements in the Form attached hereto as Annex B (herein called the "Lock-up Agreements") that restrict the holders thereof from selling, making any short sale of, granting any option for the purchase of, or otherwise transferring or disposing of, any of such shares of Common Stock, or any such securities convertible into or exercisable or exchangeable for Common Stock, for a period of 180 days after the date of the Prospectus without the prior written consent of Volpe Brown Whelan & Company, and nothing has come to your attention that would reasonably lead you to believe that any such Agreement is not valid, binding and enforceable.

          (y) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba.

          (z) The Company and its subsidiaries have sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals and governmental authorizations to conduct their businesses as now conducted and as proposed to be conducted in the Prospectus without, to the Company's knowledge, any

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violation of similar rights of others; the expiration of any trademarks (other than the "ImageX" trademark), trade names, patent rights, copyrights, licenses, approvals or governmental authorizations would not have a material adverse effect on the business, business prospects, properties, condition (financial or otherwise) or results of operations have been of the Company or its subsidiaries; the Company has no knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patent rights, copyrights, licenses, trade secret or other similar rights of others; and no claims have been made or are, to the knowledge of the Company, threatened against the Company or its subsidiaries regarding trademark, trade name, patent, copyright, license, trade secret or other infringement which could have a material adverse effect on the business, financial projections, properties, condition (financial or otherwise) or results of operations or prospects of the Company and its subsidiaries, taken as a whole.

          (aa) (i) the Company and its subsidiaries are in compliance in all material respects with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") which are applicable to their business,
(ii) neither the Company nor any of its subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws, other than certain notices received by the Company's subsidiary previously disclosed to you, (iii) no facts currently exist that will require the Company or any of its subsidiaries to make future material capital expenditures to comply with Environmental Laws, and (iv) to the knowledge of the Company, no property which is or has been owned, leased or occupied by the Company or any of its subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, ET SEQ.), or otherwise designated as a contaminated site under applicable state or local law.

          (bb) The Company is not and will not, as a result of the sale of the Shares and the application of the proceeds therefrom, become, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (cc) The Company and its subsidiaries have complied and are in compliance with all federal, state, local and foreign statutes, executive orders, proclamations, regulations, rules, directives, decrees, ordinances and similar provisions having the force or effect of law and all judicial and administrative orders, rulings, determinations and common law concerning the importation of merchandise, the export or reexport of products, services and technology, and the terms and conduct of international transactions applicable to the Company and its subsidiaries in connection with the conduct of the Company's or any subsidiary's business (including as the same relates to record keeping requirements) ("International Trade Laws and Regulations"), in each case except as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; neither the Company nor any of its subsidiaries has made or provided any material false statement or material omission to any agency of any federal, state or local government, purchasers of products, or foreign government or foreign agency, in connection with the exportation of merchandise (including with respect to export licenses, exceptions and other export authorizations and any filings required for or related to exportation of any item), the importation of merchandise or other approvals required by a foreign government or agency or any other requirement relating to any International Trade Laws and Regulations; neither the Company nor any of its subsidiaries has made any payment, offer, gift, promise to give, or authorized or otherwise participated in, assisted or facilitated any payment or gift related to the Company's or any subsidiary's business that is prohibited by the United States Foreign Corrupt Practices Act.

          (dd) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective business, except for such certificates, authorizations and permits, the failure of which to possess would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described the in Prospectus.

          (ee) PricewaterhouseCoopers LLP are independent public accountants with respect to the Company and its subsidiaries as required by the Securities Act.

          (ff) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company.

          (gg) The Company has reviewed its operations and the operations of its subsidiaries and any third parties with which the Company or any of its subsidiaries has a material relationship to evaluate the extent to which the business or operations of the Company or any of its subsidiaries will be affected by the Year 2000 Problem. As a result of such review, the Company has no reason to believe, and does not believe, that the Year 2000 Problem will have a material adverse effect on the Company and its subsidiaries taken as a whole. The "Year 2000 Problem" as used herein means any significant risk that the computer hardware or software used in the receipt, transmission, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

     The terms "Knowledge" and "to the Company's Knowledge" and similar references in this Section 1 shall mean actual knowledge of the executive officers of the Company.

     SECTION 2.    PURCHASE OF THE SHARES BY THE UNDERWRITERS.

          (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Shares to the several Underwriters, and each of the Underwriters agrees to purchase from the Company the respective aggregate number of Firm Shares set forth opposite its name in Schedule I. The price at which such Firm Shares shall be sold by the Company and purchased by the several Underwriters shall be $___ per share. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraphs (b) and (c) of this Section 2, the agreement of each Underwriter is to purchase only the respective number of shares of the Firm Shares specified in Schedule I.

          (b) If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or 9 hereof) to purchase and pay for the number of Shares agreed to be purchased by such Underwriter or Underwriters, the Company shall immediately give notice thereof to you, and the non-defaulting Underwriters shall have the right within 24 hours after the receipt by you of such notice to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or any part of Shares which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail so to make such arrangements with respect to all such shares, the number of Shares which each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining shares and portion which the defaulting Underwriter or Underwriters agreed to purchase; PROVIDED, HOWEVER, that the non-defaulting Underwriters shall not be obligated to purchase the portion which the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such Shares exceeds 10% of the total number of Shares which all Underwriters agreed to purchase hereunder. If the total number of Shares which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company shall have the right, within 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to you for purchase of such Shares and portion on the terms herein set forth. In any such case, either you or the Company shall have the right to postpone the Closing Date determined as provided in Section 4 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to Section 4 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If neither the non-defaulting Underwriters nor the Company shall make arrangements within the 24-hour periods stated above for the purchase of all of the Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph (b), and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          (c) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company grants an option to the several Underwriters to purchase, severally and not jointly, up to 600,000 Optional Shares from the Company at the same price per share as the Underwriters shall pay for the Firm Shares. Said option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time on or before the thirtieth day after the date of this Agreement upon written or telegraphic notice by you to the Company setting forth the aggregate number of Optional Shares as to which the several Underwriters are exercising the option. Delivery of certificates for the Optional Shares, and payment therefor, shall be made as provided in Section 4 hereof. The number of Optional Shares to be purchased by each Underwriter shall be the same percentage of the total number of Optional Shares to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Shares, as adjusted by you in such manner as you deem advisable to avoid fractional shares.

     SECTION 3.    OFFERING BY UNDERWRITERS.

          (A) The terms of the initial public offering by the Underwriters of the Shares to be purchased by them shall be as set forth in the Prospectus. The Underwriters may from time to time change the public offering price after the closing of the initial public offering and increase or decrease the concessions and discounts to dealers as they may determine.

          (b) The information (insofar as such information relates to the Underwriters) set forth in the last paragraph on the front cover page and under "Underwriting" in the Registration Statement, any Preliminary Prospectus and the Prospectus constitutes the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, and the Prospectus, and you on behalf of the respective Underwriters represent and warrant to the Company that the statements made therein are correct and do not omit to state any fact necessary to make such statements, in light of the circumstances in which they are made, not misleading.

     SECTION 4.    DELIVERY OF AND PAYMENT FOR THE SHARES.

          (A) Delivery of certificates for the Firm Shares and the Optional Shares (if the option granted by Section 2(c) hereof shall have been exercised not later than 7:00 A.M., San Francisco time, on the date two business days preceding the Closing Date), and payment therefor, shall be made at the office of Perkins Coie LLP in Seattle, Washington, at 7:00 a.m., San Francisco time, on the fourth business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such fourth business day, as shall be agreed upon in writing by the Company and you. The date and hour of such delivery and payment (which may be postponed as provided in Section 2(b) hereof) are herein called the "Closing Date".

          (b) If the option granted by Section 2(c) hereof shall be exercised after 7:00 a.m., San Francisco time, on the date two business days preceding the Closing Date, delivery of certificates for the shares of Optional Shares, and payment therefor, shall be made at the office of Perkins Coie LLP, at 7:00 a.m., San Francisco time, on the third business day after the exercise of such option.

          (c) Payment for the shares purchased from the Company shall be made to the Company or its order, by (i) one or more certified or official bank check or checks in same day funds or (ii) federal funds wire transfer in same day funds. Such payment shall be made upon delivery of certificates for the shares to you for the respective accounts of the several Underwriters (including without limitation by "full-fast" electronic transfer by Depository Trust Company) against receipt therefor signed by you. Certificates for the shares to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least one business day before the Closing Date, in the case of Firm Shares, and at least one business day prior to the purchase thereof, in the case of the Optional Shares. Such certificates will be made available to the Underwriters for inspection, checking and packaging at the offices of agent of Volpe Brown Whelan & Company's clearing agent, Bear Stearns Securities Corp., on the business day prior to the Closing Date or, in the case of the Optional Shares, by 3:00 p.m., New York time, on the business day preceding the date of purchase.

          It is understood that you, individually and not on behalf of the Underwriters, may (but shall not be obligated to) make payment to the Company for shares to be purchased by any Underwriter whose check shall not have been received by you on the Closing Date or any later date on which Optional Shares are purchased for the account of such Underwriter. Any such payment by you shall not relieve such Underwriter from any of its obligations hereunder.

     SECTION 5. COVENANTS OF THE COMPANY. The Company covenants and agrees as follows:

          (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance with the Securities Act or the rules and regulations of the Commission.

          (b) The Company will promptly notify each Underwriter in the event of (i) the request by the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iii) the institution or notice of intended institution of any action or proceeding for that purpose,
(iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the shares for sale in any jurisdiction, or (v) the receipt by it of notice of the initiation or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of such a stop order and, if such an order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

          (c) The Company will (i) on or before the Closing Date, deliver to you a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to you) and will also deliver to you, for distribution to the Underwriters, a sufficient number of additional conformed copies of each of the foregoing (but without exhibits) so that one copy of each may be distributed to each Underwriter, (ii) as promptly as possible deliver to you and send to the several Underwriters, at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request, and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, likewise send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Securities Act.

          (d) If at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer (the "Prospectus Delivery Period") any event relating to or affecting the Company, or of which the Company shall be advised in writing by you, shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Company or in the reasonable opinion of counsel for the Underwriters, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the shares, the Company will promptly prepare and file with the Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If, after the initial public offering of the Shares by the Underwriters and during the Prospectus Delivery Period, the Underwriters shall propose to vary the terms of offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation, and, if in the reasonable opinion either of counsel for the Company or in the reasonable opinion of counsel for the Underwriters such proposed variation requires that the Prospectus be supplemented or amended, the Company will promptly prepare and file with the Commission a supplement to the Prospectus or an amended prospectus setting forth such variation. The Company authorizes the Underwriters and all dealers to whom any of the Shares may be sold by the several Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Shares in accordance with the applicable provisions of the Securities Act and the applicable rules and regulations thereunder for such period.

          (e) Prior to the filing thereof with the Commission, the Company will submit to you, for your information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended prospectus proposed to be filed.

          (f) The Company will cooperate, when and as requested by you, in the qualification of the shares for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, in keeping such qualifications in good standing under said securities or blue sky laws; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the shares.

          (g) During a period of five years commencing with the date hereof, the Company will furnish to you, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to shareholders of the Company and of all information, documents and reports filed with the Commission, other than documents filed after completion of this offering as to which confidential treatment is granted by the Commission, which shall be provided in redacted form.

          (h) Not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its security holders an earnings statement in accordance with Section 11(a) of the Securities Act and Rule 158 thereunder.

          (i) For a period of one year commencing with the date hereof, the Company agrees, at the Company's expense, to cause the Company's regularly engaged independent certified public accountant to review (but not audit) the Company's financial statements in accordance with the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement on Auditing Standards No. 71 "Interim Financial Information" for each of the three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's Quarterly Report on Form 10-Q with the Commission and the mailing of quarterly financial information to shareholders of the Company.

          (j) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, including all costs and expenses incident to (i) the preparation, printing and filing with the Commission and the National Association of Securities Dealers, Inc. ("NASD") of the Registration Statement, any Preliminary Prospectus and the Prospectus, (ii) the furnishing to the Underwriters and the persons designated by them of copies of any Preliminary Prospectus and of the several documents required by paragraph (c) of this Section 5 to be so furnished,
(iii) the printing of this Agreement and related documents delivered to the Underwriters, (iv) the preparation, printing and filing of all supplements and amendments to the Prospectus referred to in paragraph (d) of this Section 5, (v) the furnishing to you and the Underwriters of the reports and information referred to in paragraph (g) of this Section 5 and (vi) the printing and issuance of stock certificates, including the transfer agent's fees.

          (k) The Company agrees to reimburse you, for the account of the several Underwriters, for blue sky fees and related disbursements (including related counsel fees not to exceed $_______ and disbursements and costs of printing memoranda for the Underwriters) paid by or for the account of the Underwriters or their counsel in qualifying the shares under state securities or blue sky laws and in the review of the offering by the NASD.

          (l) The Company hereby agrees that, without the prior written consent of Volpe Brown Whelan & Company L.L.C. on behalf of the Underwriters, the Company will not, for a period of 180 days following the date the Registration Statement becomes effective, (i) offer, sell, contract to sell, make any short sale (including without limitation short against the box), pledge, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any options to acquire shares of Common Stock or securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock (including without limitation, Common Stock of the Company which may be deemed to be beneficially owned in accordance with the rules and regulations of the Commission) or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the shares to be sold to the Underwriters pursuant to this Agreement, (B) shares of Common Stock issued by the Company upon the conversion of convertible securities outstanding as of the date hereof or upon the exercise of options granted under the option plans of the Company (the "Option Plans") or upon the exercise of warrants outstanding as of the date hereof, all as described in footnote 1 to the table under the caption "Capitalization" in the Preliminary Prospectus, (C) options to purchase Common Stock granted under the Option Plans in the ordinary course after the date hereof, (D) shares of Common Stock issued under the Company's 1999 Employee Stock Purchase Plan after the date hereof, (E) up to 4,000,000 shares of Common stock issued in connection with strategic acquisitions or alliances approved by the Company's Board of Directors and (F) warrants to purchase up to 200,000 shares of Common Stock issued to consultants and approved by the Company's Board of Directors; PROVIDED that prior to issuance of any securities pursuant to the foregoing clauses (E) and (F), (1) the Company shall have provided you with at least ten (10) days advance written notice of the material terms of the issuance (provided that you shall have executed and delivered reasonably satisfactory confidentiality agreements with respect to such information), and (2) the holders of any securities so issued shall have entered into Lock-Up Agreement; provided further that your consent to an issuance of securities in connection with a strategic acquisition or alliance approved by the Company's Board of Directors in excess of the amount specified in the foregoing clause
(E) shall not be unreasonably withheld.

          (m) If at any time during the 25-day period after the Registration Statement becomes effective any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your reasonable opinion the market price for the Shares has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, promptly prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

          (n) The Company agrees: (i) to enforce the terms of each Lock-up Agreement and (ii) issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-up Agreement. In addition, except with the prior written consent of Volpe Brown Whelan & Company, the Company agrees (i) not to amend or terminate, or waive any right under, any Lock-up Agreement, or take any other action that would directly or indirectly have the same effect as an amendment or termination, or waiver of any right under, any Lock-up Agreement, that would permit any holder of shares of Common Stock, or securities convertible into or exercisable or exchangeable for Common Stock, to sell, make any short sale of, grant any option for the purchase of, or otherwise transfer or dispose of, any such shares of Common Stock or other securities prior to the expiration of 180 days after the date of the Prospectus, and (ii) not to consent to any sale, short sale, grant of any option for the purchase of, or other disposition or transfer of shares of Common Stock, or securities convertible into or exercisable or exchangeable for Common Stock, subject to a Lock-up Agreement.

          (o) The Company agrees to maintain directors' and officers' insurance in amounts customary for the size and nature of the Company's business for a period of two years from the date of this Agreement.

     SECTION 6.    INDEMNIFICATION AND CONTRIBUTION.

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties, or any of them, may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the common law or otherwise, and the Company agrees to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that (1) the indemnity agreements of the Company contained in this paragraph (a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto, and (2) the indemnity agreement contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Shares which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Shares a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Company with paragraph (c) of Section 5 hereof. The indemnity agreements of the Company contained in this paragraph (a) and the representations and warranties of the Company contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Shares.

          (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement on his own behalf or pursuant to a power of attorney, each of its directors, each other Underwriter and each person (including each partner or officer thereof) who controls the Company or any such other Underwriter within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties, or any of them, may become subject under the Securities Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of such indemnifying Underwriter through you expressly for use in the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. The indemnity agreement of each Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the shares.

          (c)      Each party indemnified under the provision of paragraphs
(a) and (b) of this Section 6 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (the "Notice") of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement except to the extent the indemnifying party was prejudiced by the failure to notify. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (the "Notice of Defense") to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; PROVIDED, HOWEVER, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and
(ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. If, within 30 days after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraphs (a) through (c) of this Section 6 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying party or parties shall bear the reasonable legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence and (B) the indemnifying party or parties shall bear such other reasonable expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within 30 days after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any reasonable legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

          (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party to the extent provided under paragraph (a) or (b) of this Section 6 (other than due to a failure to provide Notice in accordance with paragraph (c) of this Section 6), then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a) or (b) of this Section 6 (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the shares received by the Company bear to the total underwriting discount and commissions received by the Underwriters, as set forth in the table on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

          The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph
(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparing to defend or defending against any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section 6).

          (e) No indemnifying party shall, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such indemnified party or any person who controls such indemnified party within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such indemnified party and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

     SECTION 7. REIMBURSEMENT OF CERTAIN EXPENSES. In addition to its other obligations under Section 6 of this Agreement, each indemnifying party hereby agrees to reimburse on a monthly basis the indemnified part(ies) for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Section 6 of this Agreement (unless the indemnifying party shall have assumed the defense of such action, investigation, inquiry or proceeding pursuant to Section 6(c) hereof), notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 7 and the possibility that such payments might later be held to be improper; PROVIDED, HOWEVER, that (i) to the extent any such payment is ultimately held to be improper, the indemnified party receiving such payments shall promptly refund them and (ii) such indemnified party shall provide to the indemnifying party, upon request, reasonable assurances of their ability to effect any refund, when and if due.

     SECTION 8. TERMINATION. This Agreement may be terminated by you at any time prior to the Closing Date by giving written notice to the Company in accordance with Section 9, or if after the date of this Agreement trading in the Common Stock shall have been suspended, or if there shall have occurred (i) the engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change in economic or political conditions in the financial markets of the United States or the Company's industry sector would, in the Underwriters' reasonable judgment, make the offering or delivery of the shares impracticable, (iii) suspension of trading in securities generally or a material adverse decline in value of securities generally on the New York Stock Exchange, or The Nasdaq Stock Market, or limitations on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in the Underwriters' reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company,
(v) declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriters' reasonable opinion has a material adverse effect on the securities markets in the United States. If this Agreement shall be terminated pursuant to this Section 8, there shall be no liability of the Company to the Underwriters and no liability of the Underwriters to the Company; PROVIDED, HOWEVER, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (j) and (k) of Section 5 hereof.

     SECTION 9. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Shares shall be subject to the performance by the Company of all its obligations to be performed hereunder at or prior to the Closing Date or any later date on which Optional Shares are to be purchased, as the case may be, and to the following further conditions:

          (a) The Registration Statement shall have become effective; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the Commission.

          (b) The legality and sufficiency of the sale of the Shares hereunder and the validity and form of the certificates representing the shares, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements contained therein), shall have been approved at or prior to the Closing Date by Wilson Sonsini Goodrich & Rosati; Professional Corporation, counsel for the Underwriters.

          (c) You shall have received from Perkins Coie LLP, counsel for the Company, an opinion, addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Annex A hereto, and if Optional Shares are purchased at any date after the Closing Date, additional opinions from such counsel, addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date in such opinions remain valid as of such later date.

          (d) You shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct, and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, respectively, not misleading; (ii) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment; (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein; (iv) the Commission has not issued any order preventing or suspending the use of the Prospectus or any Preliminary Prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the knowledge of the Company, no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act; (v) neither the Company nor any of its subsidiaries has any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus; (vi) there are not any pending or known threatened legal proceedings to which the Company or any of its subsidiaries is a party or of which property of the Company or any of its subsidiaries is the subject which are material and which are not disclosed in the Registration Statement and the Prospectus; (vii) there are not any franchises, contracts, leases or other documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required; (viii) the representations and warranties of the Company herein are true and correct in all material respects as of the Closing Date or any later date on which Optional Shares are to be purchased, as the case may be; and (ix) there has not been any material change in the market for securities in general or in political, financial or economic conditions from those reasonably foreseeable as to render it impracticable in your reasonable judgment to make a public offering of the Shares, or a material adverse change in market levels for securities in general (or those of companies in particular) or financial or economic conditions which render it inadvisable to proceed.

          (e) You shall have received on the Closing Date and on any later date on which Optional Shares are purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed by the President and the Chief Financial Officer of the Company, stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any supplements or amendments thereto, and that the statements included in clauses (i) through (viii) of paragraph (d) of this Section 9 are true and correct.

          (f) You shall have received from PricewaterhouseCoopers LLP, a letter or letters, addressed to the Underwriters and dated the Closing Date and any later date on which Optional Shares are purchased, confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and based upon the procedures described in their letter delivered to you concurrently with the execution of this Agreement (the

"Original Letter"), but carried out to a date not more than three business days prior to the Closing Date or such later date on which Optional Shares are purchased (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. The letters shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company or any of its subsidiaries which, in your sole judgment, makes it impractical or inadvisable to proceed with the public offering of the shares or the purchase of the Optional Shares as contemplated by the Prospectus.

          (g) You shall have received from PricewaterhouseCoopers LLP a letter stating that their review of the Company's system of internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's financial statements as at December 31, 1998 and March 31, 1999, did not disclose any weakness in internal controls that they considered to be material weaknesses.

          (h) Prior to the Closing Date, the shares to be issued and sold by the Company shall have been duly authorized for listing by the Nasdaq National Market upon official notice of issuance.

          (i) On or prior to the Closing Date, you shall have received from all directors and officers and holders of substantially all of the Company's outstanding Common Stock agreements, in the form of Annex B or form reasonably satisfactory to Volpe Brown Whelan & Company, to the effect that without the prior written consent of Volpe Brown Whelan & Company on behalf of the Underwriters, such person or entity will not, for a period of 180 days following the commencement of the public offering of the Stock by the Underwriters, directly or indirectly, sell, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable for or any other rights to purchase or acquire Common Stock.

          All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Underwriters, shall be satisfied that they comply in form and scope.

          In case any of the conditions specified in this Section 9 shall not be fulfilled, this Agreement may be terminated by you by giving written notice to the Company in accordance with Section 12 hereof. Any such termination shall be without liability of the Company to the Underwriters and without liability of the Underwriters to the Company; PROVIDED, HOWEVER, that (i) in the event of such termination, the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (j) and (k) of Section 5 hereof, and (ii) if this Agreement is terminated by you because of any refusal, inability or failure on the part of the Company to perform any agreement herein, to fulfill any of the conditions herein (other than the conditions set forth in paragraphs 9(b) or 9(d)(ix)), or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the transactions contemplated hereby.

     SECTION 10. CONDITIONS OF THE OBLIGATION OF THE COMPANY. The obligation of the Company to deliver the shares shall be subject to the conditions that
(a) the Registration Statement shall have become effective and (b) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

          In case either of the conditions specified in this Section 10 shall not be fulfilled, this Agreement may be terminated by the Company by giving notice to you. Any such termination shall be without liability of the Company to the Underwriters and without liability of the Underwriters to the Company; PROVIDED, HOWEVER, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (j) and
(k) of Section 5 hereof.

     SECTION 11. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of the Company and the several Underwriters and, with respect to the provisions of Section 6 hereof, the several parties (in addition to the Company and the several Underwriters) indemnified under the provisions of said Section 6, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the shares from any of the several Underwriters.

     SECTION 12. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to the Underwriters, shall be mailed, telegraphed or delivered to Volpe Brown Whelan & Company L.L.C., One Maritime Plaza, 11th Floor, San Francisco, California 94111,
Attention: Steven D. Piper; and if to the Company, shall be mailed, telegraphed or delivered to it at its office, 10800 N.E. 8th Street, Suite 200, Bellevue, Washington 98004, Attention: Richard P. Begert, President and Chief Executive Officer with a copy to Perkins Coie LLP, 1201 Third Avenue, 40th Floor, Seattle, Washington 98101, Attention: David C. Clarke. All notices given by telegraph shall be promptly confirmed by letter.

     SECTION 13. MISCELLANEOUS. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or their respective directors or officers, and (c) delivery and payment for the shares under this Agreement; PROVIDED, HOWEVER, that if this Agreement is terminated prior to the Closing Date, the provisions of paragraphs (j) and (k) of Section 5 hereof shall be of no further force or effect.

     SECTION 14. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

     SECTION 15. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws pertaining to conflicts of laws) of the State of California.

     SECTION 16. GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each one of which shall be an original, and all of which shall constitute one and the same document.

     In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and you.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon, when confirmed and accepted by the underwriters as evidenced by the signature of Volpe Brown Whelan & Company L.L.C. below, it will become a binding agreement among the Company and the several Underwriters, including you, all in accordance with its terms.

                                   Very truly yours,

                                   IMAGEX.COM, INC.


                                   By:
                                       ----------------------------------------
                                         Richard P. Begert
                                         President and Chief Executive Officer


     The foregoing Underwriting
     Agreement is hereby confirmed
     and accepted by us in San
     Francisco, California as of
     the date first above written.

     VOLPE BROWN WHELAN & COMPANY L.L.C.
     PRUDENTIAL SECURITIES, INC.
     E*TRADE SECURITIES, INC.
     BY VOLPE BROWN WHELAN & COMPANY L.L.C.

     Acting for ourselves and as
     Representatives of the several
     Underwriters named in the
     attached Schedule A

     By:
        -----------------------------
     Authorized Signatory

                                     SCHEDULE I

                                    UNDERWRITERS


                                                                  NUMBER OF
 UNDERWRITERS                                                       SHARES
                                                                    TO BE
                                                                  PURCHASED
 Volpe Brown Whelan & Company L.L.C. . . . . . . . . . . . .


 Prudential Securities, Inc. . . . . . . . . . . . . . . . .


 E*Trade Securities, Inc.  . . . . . . . . . . . . . . . . .




   Total   . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                  ---------
                                                                  ---------


                                      I-1.

                                      ANNEX A

              MATTERS TO BE COVERED IN THE OPINION OF PERKINS COIE LLP

                              COUNSEL FOR THE COMPANY










                                      A-1.

                                      ANNEX B

                             FORM OF LOCK-UP AGREEMENT






                                      B-1.